SPECIAL MONEY MARKET FUND, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                  August 27, 2004



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Special Money Market Fund, Inc.
                  File No. 811-5951


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended June 30, 2004. The enclosed is being filed electronically via the
EDGAR System.



                                                      Yours truly,


                                    	    /s/ Jonathan D. Shain
                                                Jonathan D. Shain
                                                        Secretary

Enclosure




         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 28th day of August 2004.



	Special Money Market Fund, Inc.



Witness: /s /Glenda Noel		  By: /s/ Jonathan D. Shain
Glenda Noel					  Jonathan D. Shain
         						  Secretary